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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (GeoTel options) of our report dated August 4, 1998 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Cisco Systems, Inc. which is incorporated by reference in Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 25, 1998. We also consent to the incorporation by reference of our report dated August 4, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                       /s/ PricewaterhouseCoopers LLP
                                       ------------------------------
                                       PricewaterhouseCoopers LLP



San Jose, California
July 16, 1999